EXHIBIT 99.1

DIMON Incorporated Tel: 804 792 7511 512 Bridge Street Post Office Box 681 Danville, VA 24543-0681 USA
FOR IMMEDIATE RELEASE	Contact:	Ritchie L. Bond
(804) 791-6952
January 24, 2002

DIMON Announces Completion of Exchange Offer For 9 5/8% Senior Notes Due 2011

Danville, VA – DIMON Incorporated (NYSE: DMN) announced today that it has completed its offer to exchange its 9 5/8% Senior Notes due 2011, which have been registered under the Securities Act of 1933, as amended, for a like principal amount of its original unregistered 9 5/8% Senior Notes due 2011.  The exchange offer expired as scheduled at 5:00 p.m., Eastern Standard Time, on Tuesday, January 22, 2002.  The company has accepted tender of unregistered notes from holders of 100% of the $200,000,000 outstanding principal amount.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

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